ARTHUR ANDERSEN LLP




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation of our report, included in this Form 10-KSB, into Gateway Data Science Corporation's previously filed registration statement on Form S-8 (File No. 333-02976).


                                        Arthur Andersen LLP


Phoenix, Arizona,
October 27, 1997.